                                                                    EXHIBIT 4.5

                    AMENDED AND RESTATED SECURITY AGREEMENT

     THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement") dated as of October 1, 2003 is by and between Lovelace Health Systems, Inc. a New Mexico corporation (together with its successors and permitted assignees, the "Grantor") and Ardent Health Services, Inc., a Delaware corporation (the "Lender").


                                  WITNESSETH

     WHEREAS, the Grantor is the successor by merger to AHS Albuquerque Regional Medical Center LLC, a New Mexico limited liability company ("AHS Albuquerque"); and

     WHEREAS, AHS Albuquerque was indebted to the Lender under the terms of the Intercompany Promissory Note, dated September 30, 2003 (the "Original Note"); and

     WHEREAS, the Original Note was secured by a Security Agreement, dated September 30, 2003, between AHS Albuquerque and the Lender (the "Original Security Agreement");

     WHEREAS, the Grantor and the Lender desire to amend and restate the Original Security Agreement to reflect the succession of the Grantor to the obligations of AHS Albuquerque;

     WHEREAS, the Grantor has delivered to the Lender an Amended and Restated Intercompany Promissory Note (the "Promissory Note"), dated of even date hereof, in the original principal amount of $70,000,000; and

     WHEREAS, this Amended and Restated Security Agreement is required under the terms of the Promissory Note.

     NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     Definitions.

     (a) Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Promissory Note.

     (b) The following terms shall have the meanings assigned thereto in the Uniform Commercial Code in effect in the State of New York on the date hereof:
Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Commingled Goods, Consumer Goods, Deposit Account, Document, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Proceeds, Software, Supporting Obligation and Tangible Chattel Paper.

     (c) As used herein, the following terms shall have the meanings set forth below:

            "Collateral" has the meaning provided in Section 2 hereof.

            "Collateral Agent" means Bank One, NA, as collateral agent under the Intercreditor and Subordination Agreement.

            "Copyright License" means any written agreement, naming the Grantor as licensor, granting any right under any Copyright including, without limitation, any thereof referred to in Schedule 4(g) hereto.

         "Copyrights" means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings, and applications in the United States Copyright Office including, without limitations, any thereof referred to in Schedule 4(a) hereto, and (b) all renewals thereof including, without limitation, any thereof referred to in Schedule 4(g) hereto.

         "Grantor" has the meaning set forth in the introductory paragraph hereof.

         "Lender" has the meaning set forth in the introductory paragraph hereof.

         "Patent License" means any written agreement providing for the grant by or to the Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, any thereof referred to in
Schedule 4(g) hereto.

         "Patents" means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any letters patent referred to in Schedule 4(g) hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any thereof referred to in Schedule 4(g) hereto.

         "Promissory Note" has the meaning set forth in the recitals hereto.

         "Secured Obligations" means, without duplication, (a) all of the obligations of the Grantor to the Lender under Promissory Note (including, but not limited to, any interest accruing after the commencement by or against the Grantor of a proceeding under any bankruptcy, insolvency or similar laws, regardless of whether such interest is an allowed claim under such proceeding), whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, created, held or acquired, whether primary, secondary, direct, contingent, or joint and several, as such obligations may be amended, modified, increased, extended, renewed or replaced from time to time, and (b) all costs and expenses incurred in connection with enforcement and collection of the obligations described in the foregoing clause (a), including reasonable attorney's fees.

         "Security Agreement" has the meaning set forth in the introductory paragraph hereof.

         "Trademarks License" means any written agreement providing for the grant by or to the Grantor of any right to use any Trademark, including, without limitation, any thereof referred to in Schedule 4(g) hereto.

         "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 4(g) hereto, and (b) all renewals thereof.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

                  "Work" means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

         2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, the Grantor hereby grants to the Lender a continuing security interest in, and a right to set off against, any and all right, title and interest of the Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the "Collateral"):

                  (a)      All Accounts;

                  (b)      all cash and currency;

                  (c)      all Chattel Paper;

                  (d)      those Commercial Tort Claims identified on
                           Schedule 2(d) attached hereto;

                  (e)      all Copyrights;

                  (f)      all Copyright Licenses;

                  (g)      all Deposit Accounts;

                  (h)      all Documents;

                  (i)      all Equipment;

                  (j)      all Fixtures;

                  (k)      all General Intangibles;

                  (l)      all Goods;

                  (m)      all Instruments;

                  (n)      all Inventory;

                  (o)      all Investment Property;

                  (p)      all Letter-of-Credit Rights;

                  (q)      all Patents;

                  (r)      all Patent Licensee;

                  (s)      all Software;

                  (t)      all Supporting Obligations;

                  (u)      all Trademarks;

                  (v)      all Trademark Licenses;

                  (v) all other personal property of the Grantor of whatever type or description; and

                  (w) to the extent not otherwise included, all Accessions and all Proceeds of any and all of the foregoing.

                  Notwithstanding anything to the contrary contained herein, the security interests granted under this Security Agreement shall not extend to (i) any Property that is subject to a Lien securing purchase money Indebtedness permitted under the Credit Agreement pursuant to documents that prohibit the Grantor from granting any other Liens in such Property or (ii) any lease, license or other contract if the grant of a security interest in such lease, license or contract in the manner contemplated by this Security Agreement, under the terms thereof and under applicable law, is prohibited and would result in the termination thereof; provided in each case that any such limitation on the security interests granted hereunder shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the UCC or any other applicable law (including bankruptcy, insolvency and similar laws) or principles of equity.

         The Grantor and the Lender hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

         3.       Provisions Relating to Accounts.

         (a) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. The Lender shall not have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Lender of any payment relating to such Account pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

         (b) At any time after the occurrence and during the continuation of an Event of Default, the Lender shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Lender may reasonably require in connection with such test verifications, (ii) upon the Lender's reasonable request and at the expense of the Grantor, the Grantor shall cause independent public accountants or others reasonably satisfactory to the Lender to furnish to the Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Lender in its own name or in the name of the Grantor may communicate with account debtors on the Accounts to the extent necessary to verify with them the existence, amount and terms of any Accounts.

         4. Representations and Warranties. The Grantor hereby represents and warrants to the Lender that:

                  (a) Legal Name: State of Formation. The exact legal name and state of formation of the Grantor is as set forth on the signature pages hereto.

     (b) Change in Legal Name, State of Formation or Structure. Other than as set forth on Schedule 4(b) hereto, in the five years preceding the date hereof the Grantor has not (i) changed its name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other change in structure.

     (c) Chief Executive Office: Locations of Collateral. The location of the Grantor's chief executive office and each location where the Grantor maintains any Collateral are as set forth on Schedule 4(c) hereto.

     (d) Ownership. The Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

     (e) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Lender in the Collateral and, when properly perfected by filing, shall constitute a valid perfected security interest in the Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

     (f) Types of Collateral. None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes, or Standing Timber.

     (g) Accounts. With respect to each Account of the Grantor, (i) such Account and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) such Account arises out of (A) a bona fide sale of goods sold and delivered by the Grantor (or in the process of being delivered) or (B) services theretofore actually rendered by the Grantor to, the account debtor named therein, and (iii) if such Account is evidenced by any Instrument or Chattel Paper, such Account has, to the extent requested by the Lender, been endorsed over and delivered to, or submitted to the control of, the Lender.

     (h) Inventory. No Inventory of the Grantor is held by any Person other than the Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement, unless the Grantor has perfected a purchase money security interest therein.

     (i)     Copyrights, Patents and Trademarks.

             (i) Schedule 4(g) hereto includes all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses registered or applied for with the United States Copyright Office or the United States Patent and Trademark Office and owned by the Grantor in its own name, or to which the Grantor is a party, as of the date hereof.

             (ii) To the best of the Grantor's knowledge, each Copyright, Patent and Trademark of the Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned.

             (iii) Except as set forth in Schedule 4(g) hereto, none of the Copyrights, Patents and Trademarks of the Grantor is the subject of any licensing or franchise agreement.

             (iv) Except as set forth on Schedule 4(g) hereto, to the best of the Grantor's knowledge, no holding decision or judgement has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Copyright, Patent or Trademark of the Grantor.

                           (v) Except as set forth on Schedule 4(g) hereto, no action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark of the Grantor, or that, if adversely determined, could reasonably be expected to have a material adverse effect on the value of any Copyright, Patent or Trademark of the Grantor.

                           (vi)     All applications pertaining to the
                  Copyrights, Patents and Trademarks of the Grantor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, and all of such Copyrights, Patents and Trademarks are valid and enforceable.

                           (vii) The Grantor has not made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of the Grantor hereunder.

         5. Covenants. The Grantor covenants that, so long as any of the Secured Obligations remains outstanding, the Grantor shall:

                  (a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein other than Permitted Liens. Nothing in this Agreement shall prevent the Grantor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is, in the judgment of its Board of Directors, desirable in the conduct of its business.

                  (b) Instruments/Tangible Chattel Paper/Documents. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, (i) ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of the Grantor at all times or, if requested by the Lender, is immediately delivered to the Lender, duly endorsed in a manner satisfactory to the Lender and (ii) ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Lender indicating the Lender's security interest in such Tangible Chattel Paper.

                  (c) Change in Structure, Location or Type. Not, without providing ten days prior written notice to the Lender (i) change its name or state of formation or (ii) be party to a merger, consolidation or other change in structure.

                  (d) Perfection of Security Interest. Execute and deliver to the Lender such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Lender may reasonably request) and do all such other things as the Lender may reasonably deem necessary, appropriate or convenient (i) to assure to the Lender the effectiveness and priority of its security interests hereunder, including (A) such instruments as the Lender may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and (B) entering into lockbox arrangements with the Lender with respect to its collection of Accounts pursuant to documentation reasonably satisfactory to the Lender and in accordance with any applicable state or federal law, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Lender of its rights and interests hereunder. To that end, the Grantor authorizes the Lender to file one or more financing statements (with collateral description broader and/or less specific than the description of the Collateral contained herein, such as "all assets" or "all personal property") disclosing the Lender's security interest in any or all of the Collateral of the Grantor without the Grantor's signature thereon, and further the Grantor also hereby irrevocably makes, constitutes and appoints the Lender, its nominee or any other Person whom the Lender may designate, as the Grantor's attorney-in-fact with full power and for the limited purpose to sign in the name of the Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Lender's reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Lender without notice thereof to the Grantor wherever the Lender may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of the Grantor or any part thereof, or to any of the Secured Obligations, the Grantor agrees to execute and deliver all such instruments and to do all such other things as the Lender in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Lender under the law of such other jurisdiction (and, if the Grantor shall fail to do so promptly upon the request of the Lender, then the Lender may execute any and all such requested documents on behalf of the Grantor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of the Grantor's agents and the Lender so requests, the Grantor agrees to notify such agents in writing of the Lender's security interest therein and, upon the Lender's request, instruct them to hold all such Collateral for the account of the holders of the Secured Obligations and subject to the Lender's instructions. Each Grantor agrees to maintain its books and records to reflect the security interest of the Lender in the Collateral.

     (e) Control. Execute and deliver all agreements, assignments, instruments or other documents as the Lender shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

     (f) Collateral held by Warehouseman, Bailee, etc. If any Collateral with a fair market value in excess of $100,000 is at any time in the possession or control of a warehouseman, bailee, agent or processor of the Grantor, (i) notify the Lender of such possession or control, (ii) notify such Person of the Lender's security interest in such Collateral, (iii) instruct such Person to hold all such Collateral for the Lender's account and subject to the Lender's instructions and (iv) use its reasonable efforts to obtain an acknowledgement from such Person that it is holding such Collateral for the benefit of the Lender.

     (g) Treatment of Accounts. Not grant or extend the time for payment of any Account in excess of $100,000, or compromise or settle any Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, in each case other than as normal and customary in the ordinary course of the Grantor's business or as required by law.

     (h) Covenants Relating to Copyrights. Other than any Copyright that the Board of Directors of the Grantor deems not material to the conduct of its business:

             (i) Not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Lender immediately if it knows that any material Copyright may become injected into the public domain or of any adverse determination or development (including without limitation, the institution of, or any such determination or development in any court or tribunal in the United States or any other country) regarding the Grantor's ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by the Grantor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Lender of any material infringement of any material Copyright of the Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

                           (ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of the Grantor hereunder.

                  Notwithstanding in this Agreement shall prevent the Grantor from discontinuing the use of any Copyright or pursuing the application for any such Copyright if such discontinuance is, in the judgment of its Board of Directors, desirable in the conduct to the conduct of its business.


                  (i) Covenants Relating to Patents and Trademarks. Other than any Patent or Trademark that the Board of Directors of the Grantor deems not material to the conduct of its business:

                           (i)      (A) Continue to use each registered
                  Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such registered Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such registered Trademark, (C) employ such registered Trademark with the appropriate notice of registration, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such registered Trademark unless the Lender shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Trademark may become invalidated.

                           (ii) Not do any act, or omit to do any act, whereby any Patent may become abandoned or dedicated.

                           (iii) Notify the Lender immediately if it knows that any application or registration relating to any Patent or registered Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Grantor's ownership of any Patent or registered Trademark or its right to register the same or to keep and maintain the same.

                           (iv) Whenever the Grantor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or registered Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Grantor shall report such filing to the Lender within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Lender, the Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Lender may reasonably request to evidence the security interest of the Lender in any Patent or registered Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

                           (v) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                           (vi) Promptly notify the Lender after it learns that any Patent or registered Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

                           (vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of the Grantor hereunder.

                  Nothing in this Agreement shall prevent any Grantor from discontinuing the use of any Trademark or Patent or pursuing the application of any such Patent or Trademark if such discontinuance is, in the judgment of its Board of Directors, desirable in the conduct of its business.

                  (j)      Commercial Tort Claims.

                           (i) Promptly notify the Lender in writing of the initiation of any Commercial Tort Claim in excess of $1,000,000 before any Governmental Authority by or in favor of the Grantor or any of its Subsidiaries.

                           (ii) Execute and deliver such statements, documents and notices and do and cause to be done all such things as the Lender amy reasonably deem necessary, appropriate or convenient, or as are required by law, to create, perfect and maintain the Lender's security interest in any Commercial Tort Claim.

         6. Advances by Holders of the Secured Obligations. On failure of the Grantor to perform any of the covenants and agreements contained herein in a material respect, the Lender may, as its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Lender may reasonably deem advisable in the performance thereof, including, without limitation, the payment when due and payable of any insurance premiums or taxes, a payment to obtain a release of a lien or potential lien, expenditures made in defending against any adverse claim and all other expenditures that the Lender may make for the protection of the security hereof or that may be compelled to make by operation of applicable law. All such sums and out-of-pocket amounts so expended shall be repayable by the Grantor promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are demanded at the default rate specified in the Promissory Note. No such performance of any covenant or agreement by the Lender on behalf of the Grantor, and no such advance or expenditure therefor, shall relieve the Grantor of any default under the terms of this Security Agreement, the other Loan Documents or any other documents relating to the Secured Obligations. The Lender may make any payment hereby authorized in accordance with any bill or statement procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill or statement or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

         7.       Remedies.

         (a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Lender shall have, in addition to the rights and remedies provided herein, in the Promissory Note, in any other documents relating to the Secured Obligations, or by applicable law (including, without limitation, levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Lender may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantor, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantor to assemble and make available to the Lender at the expense of the Grantor any Collateral at any place and time designated by the Lender that is reasonably convenient to both parties,
(iv) remove any Collateral from any such premises for the purpose of offering sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which the Grantor hereby waives to the fullest extent permitted by applicable law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). The Grantor acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Neither the Lender's compliance with the applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. In addition to all other sums due the Lender with respect to the Secured Obligations, the Grantor shall pay the Lender all reasonable documented costs and out-of-pocket expenses incurred by the Lender including, but not limited to, reasonable attorneys' fees, the allocated cost of internal counsel and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Lender or the Grantor concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under any bankruptcy, insolvency or similar laws. To the extent the rights of notice cannot be legally waived hereunder, the Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Grantor in accordance with the notice provisions of the Promissory Note at least ten (10) Business Days before the time of sale or other event giving rise to the requirement of such notice. The Lender shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, the Lender may be a purchaser at any such sale. To the extent permitted by applicable law, the Grantor hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Lender may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Lender may further postpone such sale by announcement made at such time and place.

         (b) Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Lender has exercised any or all of its rights and remedies hereunder and in each case in compliance with and to the extent permitted under applicable law (i) the Grantor will promptly upon request of the Lender instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Lender and (ii) the Lender shall have the right to enforce the Grantor's rights against its customers and account debtors, and the Lender or its designee may notify the Grantor's customers and account debtors that the Accounts of the Grantor have been assigned to the Lender or of the Lender's security interests therein, and may (either in its own name or in the name of the Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Lender's discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts; provided, however, that Grantor and the Lender must comply with assignments of payments to providers as set forth in 42 U.S.C. Section 1395, as may be amended or any subsequent changes thereto. The Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Lender in accordance with the provisions hereof shall be solely for the Lender's own convenience and that the Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Lender shall have no liability or responsibility to the Grantor for acceptance of a check, draft or other order for payment of money bearing the legend "payment in full" or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. The Grantor hereby agrees to indemnify the Lender from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys' fees suffered or incurred by the Lender (each, an "Indemnified Party") arising out of its maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

     (c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Lender shall have the right to enter and remain upon the various premises of the Grantor without cost or charge to the Lender, and use the same, together with materials, supplies, books and records of the Grantor for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Lender may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. Notwithstanding the foregoing, prior to receiving information from the Grantor under this Security Agreement that contains patient information subject to: (i) the state privacy laws, (ii) the Drug Abuse Prevention, Treatment and Rehabilitation Act, 42 U.S.C. 290ee3 et. seq. or (iii) the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. 1320d et. seq., or (iv) regulations promulgated pursuant to the foregoing statutes, the Lender agrees to execute an agreement reasonably satisfactory to the Lender that complies with the requirements relating to "business associates" as set forth in 45 CFR 502(e)(1) and any applicable Laws.

     (d) Nonexclusive Nature of Remedies. Failure by the Lender to exercise any right, remedy or option under this Security Agreement, the Promissory Note, any other documents relating to the Secured Obligations, or as provided by law, or any delay by the Lender in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Lender shall only be granted as provided herein. The rights and remedies of the Lender under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Lender may have.

     (e) Retention of Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Lender may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Lender shall have provided such notices, however, the Lender shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

     (f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Lender is legally entitled, the Grantor shall be liable for the deficiency, together with interest thereon at the default rate specified in the Promissory Note, together with the costs of collection and reasonable attorneys' fees (including the allocated cost of internal counsel). Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

     8.   Rights of the Lender.

     (a) Power of Attorney. In addition to other powers of attorney contained herein, to the extent permitted by applicable law, the Grantor hereby designates and appoints the Lender and each of its designees or agents, as attorney-in-fact of the Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

          (i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Lender may reasonably deem appropriate;

          (ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

          (iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Lender may reasonably deem appropriate;

          (iv) to the extent permitted by applicable law and at all times in accordance therewith, to receive, open and dispose of mail addressed to the Grantor and endorse checks (other than for insurance premiums), notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of the Grantor, or securing, or relating to such Collateral;

          (v) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

          (vi) to direct any parties liable for any payment in connection with any of the Collateral (other than insurance premiums) to make payment of any and all monies due and to become due thereunder directly to the Lender or as the Lender shall direct;

          (vii) except as limited by applicable law, to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

          (viii) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Lender were the absolute owner thereof for all purposes;

          (ix) to adjust and settle claims under any insurance policy under which the Grantor or the Lender is a beneficiary or additional insured;

          (x) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Lender may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated there in:

                  (xi) to institute any foreclosure proceedings that the Lender may reasonably deem appropriate; and

                  (xii) to do and perform all such other acts and things as the Lender may reasonably deem appropriate or convenient in connection with the Collateral.

         This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding. The Lender shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Lender in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Lender solely to protect, preserve and realize upon its security interest in the Collateral.

         (b) The Lender's Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Lender hereunder, the Lender shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantor shall be responsible for preservation of all rights in the Collateral, and the Lender shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantor. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Lender shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Lender shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

         9. Applications of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral will be applied in reduction of the Secured Obligations in the order determined by the Lender and the Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Lender shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Lender's sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

         10.      Continuing Agreement.

         (a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding.

         (b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, attorneys' fees, the allocated cost of internal counsel and disbursements) incurred by the Lender in defending and entering such reinstatement shall be deemed to be included as a part of the Secured Obligations.

         11. Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except with the consent of the Grantor and the Collateral Agent.

         12.      Successors in Interest.

         (a) This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors and permitted assigns; provided however, that the Grantor may not assign its rights or delegate its duties hereunder except as consented to by the Collateral Agent.

         (b) The Grantor acknowledges and consents to the collateral assignment by the Lender of its rights hereunder to the Collateral Agent.

         13. Notices. All notices and other communications required or permitted to be given hereunder shall be given as follows:

         If to the Mortgagor:

                  Lovelace Health Systems, Inc.
                  One Burton Hills Boulevard, Suite 250
                  Nashville, Tennessee 37215
                  Attention: Page Barnes
                  Telephone: 615-296-3316
                  Facsimile: 615-296-6316

         If to the Mortgagee:

                  Ardent Health Services, Inc.
                  One Burton Hills Boulevard, Suite 250
                  Nashville, Tennessee 37215
                  Attention: Page Barnes
                  Telephone: 615-296-3316
                  Facsimile: 615-296-6316

         14. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

         15. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

         16.      Governing Law; Submission to Jurisdiction; Venue.

         (a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE
STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES
FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY
OF THIS SECURITY AGREEMENT, THE GRANTOR AND THE LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GRANTOR AND THE LENDER IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE GRANTOR AND THE LENDER WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     17.     Waiver of Right to Trial by Jury.

     EACH PARTY TO THIS SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SECURITY AGREEMENT MAY FILE
AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATURES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     18. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     19. Entirety. This Security Agreement, the Promissory Note and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Promissory Note, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.


     20. Survival. All representations and warranties of the Grantor hereunder shall survive the execution and delivery of this Security Agreement, the Promissory Note and the other documents relating to the Secured Obligations, the delivery of the Promissory Note and the extension of credit thereunder or in connection therewith.

     21. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by the Grantor), or by a guarantee, endorsement or property of any other Person, then the Lender shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Lender shall have the right in its sole discretion, to determine which rights, security, liens, security interests or remedies the Lender shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Lender under this Security Agreement, under the Promissory Note or under any other document relating to the Secured Obligations.


                            [Signature Pages Follow]

         Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.


GRANTOR:                                  LOVELACE HEALTH SYSTEMS, INC.,
                                          a New Mexico corporation


                                          By: /s/ Stephen C. Petrovich
                                             -----------------------------------
                                          Name: Stephen C. Petrovich
                                          Title: Secretary


LENDER:                                   ARDENT HEALTH SERVICES, INC.,
                                          a Delaware corporation


                                          By: /s/ William P. Barnes
                                             -----------------------------------
                                          Name: William P. Barnes
                                          Title: Senior Vice President/Treasurer

                                 SCHEDULE 2(d)
                             COMMERCIAL TORT CLAIMS


         None.

                                 SCHEDULE 4(a)
                          LOCATION OF CHIEF EXECUTIVE
                         OFFICE LOCATIONS OF COLLATERAL


Lovelace Health Systems
5400 Gibson Blvd. SE
Albuquerque, NM 87108
(505) 262-7000 or (800) 877-7526
(505) 262-7428 (fax)

                                 SCHEDULE 4(b)
                       CHANGE OF NAME; STATE OF FORMATION
                      AND CORPORATE STRUCTURE; TRADENAMES

         Lovelace Health Systems, Inc., a New Mexico corporation ("Lovelace"), was party to the Lovelace/Sandia Reorganization, pursuant to which AHS Albuquerque Regional Medical Center, LLC, AHS Northeast Heights Hospital, LLC, AHS Albuquerque Rehabilitation Hospital, LLC, AHS West Mesa Hospital, LLC, and AHS Albuquerque Physician Group, LLC, all New Mexico limited liability corporations, were merged with and into Lovelace, and pursuant to which Lovelace acquired certain assets from Mesilla Valley Hospital, Inc., a New Mexico corporation.

         Lovelace is the surviving corporation in connection with the Lovelace/Sandia Reorganization.

                                 SCHEDULE 4(g)
                          INTELLECTUAL PROPERTY RIGHTS


         None.